UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2021

CARDAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-181719	45-4484428
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2800 Woodlawn Drive, Suite 129, Honolulu, Hawaii 96822

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (808) 457-1400

Not applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 11, 2021, Cardax, Inc., a Delaware corporation (the “Company”), entered into a Series A Preferred Stock Purchase Agreement with US Capital Global Cardax Preferred, LLC, a Delaware limited liability company (the “Purchaser”), related to a private placement (the “Offering”) of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”).

The Offering is for an aggregate amount of up to $10,000,000, or such other amount as may be determined by the Company and the Purchaser, with a purchase price of $25.00 per share of Series A Preferred Stock. The Offering may have more than closing and had an initial closing of $50,000.00 for 2,000 shares of Series A Preferred Stock on January 11, 2021.

The Purchaser is a pooled investment vehicle formed for the purpose of investing in the Series A Preferred Stock and in which units of limited liability company interests of the Purchaser are offered only to accredited investors in a private placement being made in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, pursuant to Rule 506(c) of Regulation D promulgated thereunder, with US Capital Global Securities, LLC (“USCGS”), a registered broker-dealer engaged by the Company, serving as placement agent. The Purchaser is managed by US Capital Global Investment Management, LLC, an affiliate of USCGS.

The Purchase Agreement includes customary representations, warranties, and other terms and conditions.

The foregoing description of the Purchase Agreement is a summary only, is not intended to be complete, and is qualified in its entirety by reference to the full text of the form of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On January 7, 2021, the Company filed a Certificate of Designation of Series A Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, in accordance with the Company’s Amended and Restated Certificate of Incorporation, to establish and fix the number of shares to be included in a new series of preferred stock of the Company and the designation, rights, preferences, and limitations of the shares of such new series as summarized below:

●	The new series of preferred stock is designated as Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”).
●	The number of shares of Series A Preferred Stock so designated is Four Hundred Thousand (400,000).
●	The Series A Preferred Stock shall have a stated value equal to $25.00 per share (the “Series A Original Issue Price”).
●	The Series A Preferred Stock will, with respect to rights to receive dividends and to participate in distributions or payments upon liquidation, dissolution, or winding up of the Company, rank senior to the Company’s common stock, par value $0.001 (the “Common Stock”).
●	The Series A Preferred Stock shall accrue a dividend at the rate of eight percent (8%) per annum.
●	The holders of Series A Preferred Stock shall not have any voting rights, except as provided by law or in accordance with certain provisions of the Certificate of Designation.
●	Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, from and after October 15, 2022, into such number of shares of Common Stock as is determined by dividing the Series A Original Issue Price plus accrued and unpaid dividends by the conversion price of $5.00 per share, which is subject to adjustment as provided in the Certificate of Designation.
●	All outstanding shares of Series A Preferred Stock shall be automatically converted into shares of Common Stock, at the then effective conversion price, in the event any securities of the Company are listed for trading on any national exchange, including the Nasdaq Stock Market’s Capital Market or the New York Stock Exchange.
●	Any or all of the outstanding shares of Series A Preferred Stock may be redeemed by the Company at any time after October 15, 2023, at a price per share equal to the Series A Original Issue Price plus accrued and unpaid dividends.

The Certificate of Designation was effective as of the date of filing.

The foregoing description of the Certificate of Designation is a summary only, is not intended to be complete, and is qualified in its entirety by reference to the full text of the Certificate of Designation, which is filed as Exhibit 5.1 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
5.1	Certificate of Designation of Series A Preferred Stock of Cardax, Inc.
10.1	Form of Series A Preferred Stock Purchase Agreement by and among Cardax, Inc. and US Capital Global Cardax Preferred, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2021

CARDAX, INC.

By:	/s/ David G. Watumull
David G. Watumull
Chief Executive Officer and President